Exhibit 10.7

Form for Participants in Executive Severance Plan

NOTICE OF GRANT AND GRANT AGREEMENT

RESTRICTED STOCK UNITS

Notice of Grant – Restricted Stock Units

Name of Holder:

[Name]

Plan: Grant Date:	2010 Equity and Long-Term Compensation Plan
Number of Restricted Stock Units:
Vesting Schedule:	3 year vesting, as set forth below

Subject to the provisions of the 2010 Equity and Long-Term Compensation Plan and the Grant Agreement accompanying this Notice of Grant (the “Grant Agreement”) and you not experiencing a Severance (as defined in the 2010 Equity and Long-Term Compensation Plan and as provided in Section 4 of the Grant Agreement), this award of Restricted Stock Units (“Units”) shall vest with regard to the following percentages of Units on the dates shown below:

Cumulative Percent Vested	Percent of Units Vesting*	Scheduled Vest Date
50%	50% (“First Vested Units”)
100%	50% (“Final Vested Units”)

*	With respect to the First Vested Units, such number of Units shall be rounded down to the nearest whole number of Units (to the extent such number is not a whole number). With respect to the Final Vested Units, the amount of Units vesting thereunder shall be such that 100% of the aggregate number of Units shall be cumulatively vested on the third anniversary of the Grant Date.

By your signature and Mattel, Inc.’s signature below, you and Mattel, Inc. agree that this award of Restricted Stock Units is made under and governed by the terms and conditions of the Grant Agreement and the 2010 Equity and Long-Term Compensation Plan. You acknowledge that you have received a copy of the Grant Agreement and the Prospectus relating to the 2010 Equity and Long-Term Compensation Plan. Please sign and return one copy of this Notice of Grant to Mattel Equity Compensation Administration, Mattel, Inc.—Mail Stop M1-0307, 333 Continental Boulevard, El Segundo, CA 90245-5012, United States of America.

For Mattel, Inc.	Holder
Name:	Name:
Title:

Date	Date

Mattel, Inc.	Type of Option: Restricted Stock Units	Holder’s ID:
333 Continental Boulevard El Segundo, CA 90245		Mattel’s ID: 95-1567322

Note: Please do not detach this Notice of Grant from the Grant Agreement that follows.

Grant Agreement for

Restricted Stock Units

under the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan

This is a Grant Agreement (this “Grant Agreement”) between Mattel, Inc. (“Mattel”) and [name of executive] (the “Holder”). The Notice of Grant – Restricted Stock Units (the “Notice”) accompanying this Grant Agreement is deemed a part of this Grant Agreement.

Recitals

Mattel has adopted the 2010 Equity and Long-Term Compensation Plan, as may be amended from time to time (the “Plan”), for the granting to selected employees of awards based upon shares of Common Stock of Mattel. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan. This Grant Agreement incorporates certain provisions required by the terms of the Mattel, Inc. Executive Severance Plan, as may be amended from time to time (the “Severance Plan”).

Restricted Stock Units

1. Grant. Effective as of the grant date specified in the Notice (the “Grant Date”), Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Units”), subject to adjustment, forfeiture and the other terms and conditions set forth in the Notice and this Grant Agreement. Mattel and the Holder acknowledge that the Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the shares, if any, that the Holder may become entitled to receive under this Grant Agreement; (b) will, except as provided in Section 4, be forfeited by the Holder if the Holder’s Severance occurs before they vest; and (c) are subject to cancellation if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.

2. Dividend Equivalent Rights. The Units are granted with Dividend Equivalent rights, as set forth in this Section 2. As of the payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the Grant Date and before all of the Units are settled or forfeited as set forth below, the Holder shall receive a cash payment with respect to the outstanding Units held by the Holder that have not yet been settled or forfeited on such record date (the “Then-Outstanding Units”), in an amount equal to the cash dividend or distribution that would have been paid or distributed to the Holder had the Then-Outstanding Units been actual shares of Common Stock outstanding on the applicable record date; provided, that the Committee shall determine whether a payment shall be made with respect to a dividend or distribution made in connection with an event described in Section 17 of the Plan (whether or not an adjustment under Section 17 of the Plan is made to the Units in connection with that event), and the amount of any such payment; and the Committee shall determine whether a payment shall be made with respect to a dividend or distribution with respect to the Common Stock in the form of Common Stock or other property other than cash, and the amount of any such payment.

3. Normal Vesting. Except as otherwise provided in Section 4, the Units shall vest in the time and manner set forth in the Notice.

4. Consequences of the Holder’s Severance. The consequences of the Holder’s Severance shall be as follows, subject to Section 5 below.

(a)	In the case of the Holder’s Severance for Cause, the Units that have not yet vested shall be forfeited as of the date of the Severance.

(b)	In the case of the Holder’s Severance that occurs at least six (6) months after the Grant Date as a result of Involuntary Retirement, death or Disability, the Units that have not yet vested shall vest as of the date of the Severance.

(c)	In the case of the Holder’s Severance that constitutes a Covered Termination (as defined in the Severance Plan) other than within 24 months following a Change of Control (as defined in the Severance Plan), the Units that have not yet vested shall vest pro-rata (i.e., vest based on the number of full months of the Holder’s employment during the vesting period over the total number of months in the vesting period) as of the date of the Severance. Notwithstanding the foregoing, if such Severance constitutes an Involuntary Retirement and the date of such Involuntary Retirement is at least six (6) months after the Grant Date, then the Units that have not yet vested shall vest as of the date of the Severance.

(d)	In the case of the Holder’s Severance that constitutes a Covered Termination within 24 months following a Change of Control, the Units that have not yet vested shall vest as of the date of the Severance.

(e)	In the case of the Holder’s Severance in all other circumstances, the Units that have not yet vested shall be forfeited as of the date of the Severance.

5. Termination, Rescission and Recapture. The Holder specifically acknowledges that the Units and any Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 19 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Units and/or the recapture of any Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such Common Stock. Except as provided in the next sentence, as a condition of the vesting and settlement of the Units, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Severance has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Severance of the Holder that occurs within the 24-month period after a Change in Control.

6. Consequences of Vesting. Upon the vesting of a Unit, Mattel shall settle each Unit by delivering to the Holder on or within five (5) business days following the vesting date of such Unit one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock as of the date of such vesting (the “Settlement Date”) for each Unit that so vested, as Mattel may in its sole discretion determine (and Mattel may settle some Units in

Common Stock and some in cash), subject to Section 8 below. In the case of Units settled by delivery of Common Stock, Mattel shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or Common Stock to be delivered in settlement of vested Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Holder’s Heir”).

7. Code Section 409A. Mattel believes that the Units do not constitute “deferred compensation” within the meaning of Section 409A of the Code. If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable to ensure that the Units will not be subject to Section 409A, or alternatively to ensure that they comply with Section 409A, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.

8. Tax Withholding. The Company shall withhold from the cash and/or Common Stock deliverable in settlement of the Units, an amount necessary to satisfy the income taxes, social taxes, payroll taxes and other taxes required to be withheld in connection with such vesting and settlement. If such payment is in the form of shares of Common Stock deliverable on the Settlement Date, the Fair Market Value of such shares on the Settlement Date shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income (but rounding up to the nearest whole number of shares). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (a) satisfy such obligation by causing the forfeiture of a number of Units having a Fair Market Value on such earlier date equal to the amount necessary to satisfy the minimum required amount of such withholding, or (b) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion.

9. Compliance with Law.

(a)	No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(b)	If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

10. Assignability. Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or other testamentary disposition or by the laws of descent and distribution, any attempt to assign the Units before they vest and are settled shall be of no effect.

11. Certain Corporate Transactions. In the event of certain corporate transactions, the Units shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, subject to Section 4 above, these Units shall be subject to the provisions of Section 18 of the Plan.

12. No Additional Rights.

(a)	Neither the granting of the Units nor their vesting or settlement shall (i) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

(b)	The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (iii) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

(c)	Without limiting the generality of subsections (a) and (b) immediately above and subject to Section 4 above, if there is a Severance of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

13. Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Units unless and until shares of Common Stock have been issued in settlement thereof.

14. Data Privacy Waiver. By accepting the grant of the Units, the Holder hereby agrees and consents to:

(a)	the collection, use, processing and transfer by the Company of certain personal information about the Holder (the “Data”);

(b)	any members of the Company transferring Data amongst themselves for the purposes of implementing, administering and managing the Plan;

(c)	the use of such Data by any such person for such purposes; and

(d)	the transfer to and retention of such Data by third parties in connection with such purposes.

For the purposes of subsection (a) above, “Data” means the Holder’s name, home address and telephone number, date of birth, other employee information, any tax or other identification number, details of all rights to acquire Common Stock granted to the Holder and of Common Stock issued or transferred to the Holder pursuant to the Plan.

15. Compliance with Plan. The Units and this Grant Agreement are subject to, and Mattel and the Holder agree to be bound by, all of the terms and conditions of the Plan, as it shall be amended from time to time, and the rules, regulations and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or this Grant Agreement shall adversely affect the Units without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.

16. Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.